Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The PNC Financial Services Group, Inc. of our report dated February 21, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The PNC Financial Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

December 23, 2024

PricewaterhouseCoopers LLP, 301 Grant Street, Suite 4500, Pittsburgh, PA 15219 T: (412) 355 6000, www.pwc.com/us